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                                                                  [EXHIBIT 99.6]

                             CONSENT TO DESIGNATION


                Consent of Dr. Dieter Schenk Pursuant to Rule 438


                  I hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of the within Registration Statement of my designation as a member of the Supervisory Board of Fresenius Medical Care AG.

                                                       /s/ Dr. Dieter Schenk
                                                       -------------------------
                                                       Name: Dr. Dieter Schenk


Oberursel, Germany
July 29, 1996